                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of The Meridian Resources Corporation for the registration of 1,891,682 shares of its common stock and to the incorporation by reference therein of our report dated March 2, 2001, with respect to the consolidated financial statements of The Meridian Resource Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                             ERNST & YOUNG LLP

Houston, Texas
December 12, 2001